UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2008

Date of Report (Date of earliest event reported)

 Commission File Number: 333-146627

Baron Energy Inc.

(Exact name of registrant as specified in its charter)

 Nevada, United States

(State or other jurisdiction of incorporation or organization)

26-0582528

(I.R.S. Employer ID Number)

1081 S. Cimarron, Unit #B5, Las Vegas, Nevada 89145

(Address of principal executive offices) (Zip code)

702-993-7424

     (Issuer's telephone number)

Nevwest Explorations Corp.

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 12, 2008, the Board of Directors of Baron Energy Inc. (the "Company") appointed  Lou Schiliro to a vacant seat on the Board of Directors.  Additionally, the Company accepted the resignation of Albert Abah from all of his director and officer positions with the Company.   Mr. Abah's resignation was not due to any disagreements, of any kind, with the Company.  Upon Mr. Abah's resignation, the Board appointed Michael McGuire as the Company's Interim Chief Executive Officer, Interim Chief Financial Officer, and Interim Secretary.

Lou Schiliro graduated from West Virginia University, with Bachelors in International Relations, 1993. He then attended George Mason University and received his Master in International Transactions, 1995. He began working for the US Department of Commerce, International Trade Administration in 1995 as a Trade Specialist. As a Trade Specialist, his job was to create distribution and sales opportunities for US manufacturers. In 1997, he was hired to create an International Sales program for SAFECO inc. SAFECO was a safety Equipment Distributor of personal protective equipment. In 1999, he co-founded Global Protection, which is a Homeland Security equipment company. Since 1999, Mr. Schiliro has served Global Protection as its Director of Operations.  In addition, since September 2008, Mr. Schiliro is also an officer and director of Elko Ventures Inc. a public resource exploration company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2008

BARON ENERGY INC.

/s/ Michael McGuire

Michael McGuire

Interim Chief Executive Officer